Cullen/Frost Bankers, Inc.
                                        Form 10-Q
                                      Exhibit Index
Exhibit                         Description
-------                         -----------
11                              Statement re: Computation of Earnings per Share


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Exhibit 11

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                              Cullen/Frost Bankers, Inc.
                     Computation of Earnings Per Common Share
                       Primary and Fully Diluted (Unaudited)
                      (in thousands, except per share amounts)

                                             Six Months Ended       Three Months Ended
                                                   June 30                 June 30
                                           --------------------    --------------------
                                             1995        1994        1995        1994
                                           -------     -------     -------     -------
Primary Earnings per Share
Net income applicable to common stock      $21,862     $18,340     $11,223     $ 9,242
                                           =======     =======     =======     =======

Weighted average shares outstanding         11,135      11,032      11,141      11,044
Addition from assumed exercise of
 stock options                                 152         168         171         172
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding                         11,287      11,200      11,312      11,216
                                           =======     =======     =======     =======
Primary earnings per common share          $  1.94     $  1.64     $   .99     $   .82



                                              Six Months Ended       Three Months Ended
                                                 June 30                   June 30
                                           --------------------     --------------------
                                             1995         1994       1995        1994
                                           -------     -------     -------     -------
Fully Diluted Earnings per Share
Net income applicable to common stock      $21,862     $18,340     $11,223     $ 9,242
                                           =======     =======     =======     =======

Weighted average shares outstanding         11,136      11,032      11,141      11,044
Addition from assumed exercise  of
 stock options                                 190         168         186         172
                                           -------     -------     -------      ------
Weighted average number of common
 shares outstanding                         11,326      11,200      11,327      11,216
                                           =======     =======     =======      ======
Fully diluted earnings per common share    $  1.93     $  1.64     $   .99     $   .82

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